UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 11, 2026

Natera, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37478	01-0894487
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
13011 McCallen Pass
Building A Suite 100
Austin, TX 78753
(Address of principal executive offices, including zip code)
(650) 980 9190
(Registrant’s telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	NTRA	Nasdaq Stock Market LLC (Nasdaq Global Select Market)
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
As described below, on June 11, 2026, Natera, Inc. (the “Company”) held its Annual Meeting of Stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders approved an amendment (the “Amendment”) to the Company’s Amended and Restated 2015 Equity Incentive Plan (the “Amended and Restated 2015 Plan”). The Amendment increases the shares reserved for issuance under the Amended and Restated 2015 Plan by 3.2 million shares of the Company’s common stock,.

The Company’s officers and directors are among the persons eligible to receive awards under the Amended and Restated 2015 Plan in accordance with the terms and conditions thereunder. A detailed summary of the Amendment is set forth in Proposal No. 5 in the Company’s Definitive Proxy Statement on Schedule 14A for the Annual Meeting (the “Proxy Statement”), which was filed with the U.S. Securities and Exchange Commission on April 23, 2026. Such detailed summary of the Amendment and the foregoing description of the Amendment are qualified in their entirety by reference to the full text of the Amended and Restated 2015 Plan and the forms thereunder, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 5.07.	Submission of Matters to a Vote of Security Holders.
On June 11, 2026, at the Annual Meeting, the Company’s stockholders voted on five proposals, each of which is described in more detail in the Proxy Statement.

Only stockholders of record as of the close of business on April 15, 2026, the record date for the Annual Meeting, were entitled to vote at the Annual Meeting. As of the record date, 142,778,493 shares of the Company’s common stock were outstanding and entitled to vote at the Annual Meeting. The holders of a total of 130,691,097 shares of common stock were present at the Annual Meeting, either in person or by proxy, which constituted a quorum of the issued and outstanding shares on the record date of the Annual Meeting. In deciding all matters at the Annual Meeting, each holder of the Company’s common stock was entitled to one vote for each share of common stock held as of the close of business on the record date.

The tabulation of the stockholders’ votes on each proposal brought before the Annual Meeting is as follows:

Proposal 1: The election of three directors to serve as Class II directors until the 2029 annual meeting of stockholders, and the election of one director to serve as a Class I director until the 2028 annual meeting of stockholders, or until his or her successor is duly elected and qualified:

Name of Class II Nominee	For	Withheld	Broker Non-Votes
Rowan Chapman	106,832,026	15,888,527	7,970,544
Herm Rosenman	103,920,050	18,800,503	7,970,544
Jonathan Sheena	106,940,124	15,780,429	7,970,544
Name of Class I Nominee	For	Withheld	Broker Non-Votes
Eric H. Rubin	120,601,658	2,118,895	7,970,544

Proposal 2: The ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2026:

For	Against	Abstentions	Broker Non-Votes
129,786,351	848,088	56,658	0

Proposal 3: The advisory vote on the compensation of the Company’s named executive officers:

For	Against	Abstentions	Broker Non-Votes
119,883,700	2,492,978	343,875	7,970,544

Proposal 4: The advisory vote on the frequency of the advisory vote on the compensation of the Company’s named executive officers:

One Year	Two Years	Three Years	Abstain
121,647,012	36,823	972,982	63,736

Proposal 5: The approval of an amendment to the Amended and Restated 2015 Equity Incentive Plan:

For	Against	Abstentions	Broker Non-Votes
95,735,506	26,861,815	123,232	7,970,544

Item 9.01.	Financial Statements and Exhibits.
(d) Exhibits.

Exhibit No.	Description

10.1	Amended and Restated 2015 Equity Incentive Plan, as amended.
104	Cover Page Interactive Data File (formatted as inline XBRL).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Natera, Inc.

By:	/s/ Michael Brophy
Michael Brophy
Chief Financial Officer (Principal Financial and Accounting Officer)
Dated: June 16, 2026